Exhibit 10.3

ADMINISTRATION AGREEMENT

among

NISSAN AUTO RECEIVABLES 20[        ]-[    ] OWNER TRUST

as Issuer

NISSAN MOTOR ACCEPTANCE CORPORATION,

as Administrator

[                    ],

as Indenture Trustee

and

[WILMINGTON TRUST, NATIONAL ASSOCIATION],

as Owner Trustee

Dated as of [                    ]

TABLE OF CONTENTS

Page

1.	DUTIES OF THE ADMINISTRATOR	2

2.	RECORDS	7

3.	COMPENSATION	7

4.	ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER	8

5.	INDEPENDENCE OF THE ADMINISTRATOR	8

6.	NO JOINT VENTURE	8

7.	OTHER ACTIVITIES OF ADMINISTRATOR	8

8.	TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR	8

9.	ACTION UPON TERMINATION, RESIGNATION OR REMOVAL	9

10.	NOTICES	9

11.	AMENDMENTS	10

12.	SUCCESSOR AND ASSIGNS	11

13.	GOVERNING LAW	11

14.	NO PETITION	11

15.	HEADINGS	11

16.	COUNTERPARTS	12

17.	SEVERABILITY OF PROVISIONS	12

18.	NOT APPLICABLE TO NMAC IN OTHER CAPACITIES	12

19.	LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE	12

20.	USAGE OF TERMS	12

-i-

This ADMINISTRATION AGREEMENT, dated as of [                    ] (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), among NISSAN AUTO RECEIVABLES 20[        ]-[    ] OWNER TRUST, a Delaware statutory trust (the “Issuer”), NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation, as administrator (the “Administrator”), and [                    ], a national banking association, not in its individual capacity but solely as Indenture Trustee (as defined below), and [WILMINGTON TRUST, NATIONAL ASSOCIATION], a national banking association with trust powers, not in its individual capacity but solely as Owner Trustee (as defined below).

W I T N E S S E T H:

WHEREAS, beneficial ownership interests in the Issuer represented by the Nissan Auto Receivables 20[        ]-[    ] Owner Trust Asset Backed Certificates (the “Certificates”) have been issued in connection with the formation of the Issuer pursuant to the Amended and Restated Trust Agreement, dated as of [                    ] (the “Trust Agreement”), between Nissan Auto Receivables Corporation II (“NARC II”), a Delaware corporation, as depositor, and [Wilmington Trust, National Association], as owner trustee (the “Owner Trustee”);

WHEREAS, the Issuer is issuing the Nissan Auto Receivables 20[        ]-[    ] Owner Trust [                    ]% Asset Backed Notes, Class A-1[a], [the Nissan Auto Receivables 20[        ]-[    ] Owner Trust [                    ]% Asset Backed Notes, Class A-1b,] the Nissan Auto Receivables 20[        ]-[    ] Owner Trust [                    ]% Asset Backed Notes, Class A-2[a], [the Nissan Auto Receivables 20[        ]-[     ] Owner Trust [            ]% Asset Backed Notes, Class A-2b,] the Nissan Auto Receivables 20[        ]-[    ] Owner Trust [            ]% Asset Backed Notes, Class A-3[a], [the Nissan Auto Receivables 20[        ]-[     ] Owner Trust [            ]% Asset Backed Notes, Class A-3b,] [the Nissan Auto Receivables 20[        ]-[    ] Owner Trust [            ]% Asset Backed Notes, Class A-4a,] and the Nissan Auto Receivables 20[        ]-[     ] Owner Trust [                ]% Asset Backed Notes, Class A-4[b] (collectively, the “Notes”) pursuant to the Indenture, dated as of [                    ], (as amended and supplemented from time to time, the “Indenture”), between the Issuer and [                    ], as indenture trustee (the “Indenture Trustee”); capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Indenture, the Trust Agreement or the Sale and Servicing Agreement, dated as of [                    ], among the Issuer, Nissan Motor Acceptance Corporation (“NMAC”), as servicer, and NARC II, as seller (the “Sale and Servicing Agreement”), as the case may be;

WHEREAS, the Issuer and other parties have entered into certain agreements in connection with the issuance of the Certificates and the Notes, including the Purchase Agreement, dated as of [                    ] (the “Purchase Agreement”), between NMAC, as seller, and NARC II, as purchaser, the Trust Agreement, the Indenture, this Agreement[, the Yield Supplement Agreement] the Note Depository Agreement and the Sale and Servicing Agreement [and the Interest Rate [Swap][Cap] Agreement(s)] (collectively, the “Basic Documents”);

WHEREAS, pursuant to the Basic Documents, the Issuer is required to perform certain duties in connection with the Certificates, the Notes and the Collateral;

WHEREAS, the Issuer desires to appoint NMAC as administrator to perform certain of the duties of the Issuer under the Basic Documents and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the Issuer may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. DUTIES OF THE ADMINISTRATOR.

(a)	Duties with respect to the Note Depository Agreement and the Indenture.

(i) The Administrator agrees to perform all its duties as Administrator under the Basic Documents and the duties of the Issuer under the Note Depository Agreement and the Indenture. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer’s duties under the Indenture and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

(A) preparing or obtaining the documents and instruments required for the proper authentication of Notes and delivering the same to the Indenture Trustee (Section 2.02);

(B) appointing the Note Registrar and giving the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

(C) preparing, obtaining and/or filing of all instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.09);

(D) maintaining an office in the Borough of Manhattan, City of New York, for the registration of transfer or exchange of Notes (Section 3.02);

(E) causing newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

(F) directing the Indenture Trustee to deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

(G) obtaining and preserving or causing the Owner Trustee to obtain and preserve the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

(H) preparing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Trust Estate (Sections 3.05 and 3.07(c));

(I) furnishing the required Opinions of Counsel, in accordance with Sections 3.06 and 8.06 of the Indenture, and delivering the annual Officer’s Certificates and certain other statements as to compliance with the Indenture, in accordance with Section 3.09 of the Indenture (Sections 3.06, 3.09 and 8.06);

(J) identifying to the Indenture Trustee in an Officer’s Certificate any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07);

(K) notifying the Indenture Trustee and the Rating Agencies of any Servicer Default pursuant to the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, taking all reasonable steps available to remedy such failure (Section 3.07(d));

(L) preparing and obtaining documents and instruments required in connection with the consolidation, merger or transfer of assets of the Issuer (Section 3.10);

(M) delivering notice to the Indenture Trustee of each Event of Default and each other default by the Servicer or the Seller under the Sale and Servicing Agreement (Section 3.18);

(N) monitoring the Issuer’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and obtaining the Opinion of Counsel and the Independent Certificate (as defined in the Indenture) related thereto (Section 4.01);

(O) preparing and mailing the notification of the Indenture Trustee, the Noteholders [and the [Swap Counterparty][Cap Provider]] with respect to special payment dates, if any (Section 5.04(d));

(P) preparing any Officer’s Certificates and obtaining any Opinions of Counsel and Independent Certificates necessary for the release of the Trust Estate (Section 8.04);

(Q) preparing Issuer Orders and obtaining Opinions of Counsel with respect to the execution of any supplemental indentures, and mailing notices to the Noteholders [and the [Swap Counterparty][Cap Provider]] with respect thereto (Sections 9.01, 9.02 and 9.03);

(R) executing and delivering new Notes conforming to the provisions of any supplemental indenture, as appropriate (Section 9.06);

(S) preparing all Officer’s Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

(T) preparing and delivering Officer’s Certificates and obtaining Independent Certificates, if necessary, for the release of property or securities from the lien of the Indenture (Section 11.01(c));

(U) preparing and delivering to the Noteholders[, the [Swap Counterparty][Cap Provider]] and the Indenture Trustee any agreements with respect to alternate payment and notice provisions (Section 11.06); and

(V) recording the Indenture, if applicable (Section 11.14).

(ii) The Administrator shall also:

(A) pay the Indenture Trustee and the Owner Trustee from time to time the reasonable compensation provided for in the Indenture and the Trust Agreement, respectively;

(B) reimburse the Indenture Trustee and the Owner Trustee for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or the Owner Trustee to the extent the Indenture Trustee or the Owner Trustee is entitled to such reimbursement pursuant to Section 6.07 of the Indenture or Sections 8.01 and 8.02 of the Trust Agreement, as applicable; and

(C) indemnify the Indenture Trustee and the Owner Trustee and the other Indemnified Parties for, and hold each harmless against, any losses, liability or expense to the extent the Indenture Trustee or the Owner Trustee or the other Indemnified Parties are entitled to such indemnification pursuant to the Indenture or the Trust Agreement, as applicable.

(b)	Additional Duties.

(i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations, and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents (other than any notice required to be delivered by the Owner Trustee pursuant to Sections 3.07, 6.03(e) and 10.04 of the Trust Agreement), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Basic Documents. Subject to Section 5 of this Agreement, and in accordance with the reasonable written directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

(ii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Certificateholder as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Administrator set forth in Section 5.04(a), (b), (c), (d), (e) and (f) of the Trust Agreement with respect to, among other things, accounting and reports to the Certificateholders; provided, however, that the Owner Trustee shall remain exclusively responsible for the mailing of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

(iv) If any Certificateholder is not the Administrator or any of its Affiliates, the Administrator may satisfy its obligations with respect to clauses (ii) and (iii) above and under the Trust Agreement by retaining, at the expense of the Administrator, a firm of independent public accountants (the “Accountants”) which shall perform the obligations of the Administrator thereunder.

In connection with paragraph (ii) above, if any Certificateholder is not the Administrator or any of its Affiliates, then the Administrator will cause the Accountants to provide, prior to December 1 of each year, a letter in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

(v) The Administrator shall perform the duties of the Administrator specified in Section 10.02 and Section 10.03 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

(vi) The Administrator shall perform all duties and obligations applicable to or required of the Issuer set forth in Appendix A to the Sale and Servicing Agreement in accordance with the terms and conditions thereof.

(vii) The Administrator shall obtain on behalf of the Trust, at its own expense, all licenses required to be held by the Trust under the laws of any jurisdiction in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

(viii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(c)	Non-Ministerial Matters.

(i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent thereto or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A) the amendment of the Indenture or execution of any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(C) the amendment, change or modification of any of the Basic Documents;

(D) the appointment of successor Note Registrars or successor Paying Agents pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations, in each case under the Indenture[; and]

(E) the removal of the Indenture Trustee[.][;]

(F) [the provision of copies of any amendment or supplement to the Interest Rate [Swap][Cap] Agreement(s) to the Rating Agencies; and]

(G) [the notification to the [Swap Counterparty][Cap Provider] of any proposed amendment or supplement to any of the Basic Documents.]

(ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not (x) make any payments to the Noteholders [or the [Swap Counterparty][Cap Provider]] under the Basic Documents, (y) sell the Trust Estate pursuant to Section 5.04 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

(d)	Notices to Rating Agencies. The Administrator will deliver to each Rating Agency notice (which notice shall be deemed to be delivered if delivered in accordance with Section 10) of the occurrence of (i) any event of default for which it has been provided notice pursuant to Section 3.18 of the Indenture; (ii) any merger or consolidation of the Indenture Trustee pursuant to Section 6.09 of the Indenture; (iii) any supplemental indenture pursuant to Section 9.01 and Section 9.02 of the Indenture; (iv) any merger or consolidation of the Owner Trustee pursuant to Section 10.04 of the Trust Agreement; (v) any amendment to the Trust Agreement pursuant to Section 11.01 of the Trust Agreement; (vi) any Servicer Default for which it has been provided notice pursuant to Section 8.01 of the Sale and Servicing Agreement; and (vii) any termination of, or appointment of a successor to, the Servicer for which it has been provided notice pursuant to Section 8.04 of the Sale and Servicing Agreement.

2. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee and the Indenture Trustee at any time during normal business hours upon reasonable advance written notice.

3. COMPENSATION. As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a monthly payment of compensation in an amount to be agreed to between the Administrator and the Servicer, which shall be solely an obligation of the Servicer.

4. ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

5. INDEPENDENCE OF THE ADMINISTRATOR. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer hereunder or otherwise, the Administrator shall have no authority to act for or represent the Issuer, the Owner Trustee or the Indenture Trustee, and shall not otherwise be or be deemed an agent of the Issuer, the Owner Trustee or the Indenture Trustee.

6. NO JOINT VENTURE. Nothing contained in this Agreement shall (i) constitute the Administrator and any of the Issuer, the Owner Trustee or the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

7. OTHER ACTIVITIES OF ADMINISTRATOR. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting as an administrator for any other person or entity, or in a similar capacity therefor, even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

8. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.

(a)	This Agreement shall continue in force until the termination of the Issuer, upon which event this Agreement shall automatically terminate.

(b)	Subject to Sections 8(e) and 8(f), the Administrator may resign by providing the Issuer with at least 30 days’ prior written notice.

(c)	Subject to Sections 8(e) and 8(f), the Issuer may remove the Administrator without cause by providing the Administrator at least 30 days’ prior written notice.

(d)	Subject to Sections 8(e) and 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

(i) the Administrator shall fail to perform in any material respect any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within such 10 days such assurance of timely and complete cure as shall be reasonably satisfactory to the Issuer); or

(ii) an Insolvency Event shall occur with respect to the Administrator.

The Administrator agrees that if the event specified in clause (ii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the occurrence of such event.

(e)	No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement on substantially the same terms as the Administrator is bound hereunder.

(f)	The appointment of any successor Administrator shall be effective only after the Rating Agency Condition with respect to such appointment shall have been satisfied. Promptly after the appointment of any successor Administrator, the successor Administrator shall provide notice of such appointment to each Rating Agency.

(g)	Subject to Section 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically succeed to the rights, duties and obligations of the Administrator under this Agreement.

9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or 8(c) or 8(d), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to or to the order of the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or 8(c) or 8(d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

10. NOTICES. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	if to the Issuer or the Owner Trustee, to:

Nissan Auto Receivables 20[ ]-[ ] Owner Trust
In care of: [Wilmington Trust, National Association]
[Rodney Square North
1100 North Market Street

Wilmington, DE 19890]
Attention: Nissan Auto Receivables 20[ ]-[ ] Owner Trust

with a copy to:
Nissan Auto Receivables 20[ ]-[ ] Owner Trust
In care of: Nissan Motor Acceptance Corporation
One Nissan Way
Franklin, TN 37067
Attention: Treasurer

(b)	if to the Administrator, to:
Nissan Motor Acceptance Corporation
One Nissan Way
Franklin, TN 37067
Attention: Treasurer

(c)	if to the Indenture Trustee, to:

[ ]
[ ]
[ ]

Attention: [ ]

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

All notices, requests, reports, consents or other communications deliverable to any Rating Agency hereunder or under any other Basic Document shall be deemed to be delivered if a copy of such notice, request, report, consent or other communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

11. AMENDMENTS. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator, and the Indenture Trustee, with the consent of the Owner Trustee but without the consent of any Noteholder or Certificateholder [or the [Swap Counterparty][Cap Provider]], for the purpose of adding any provisions to or modifying or changing in any manner or eliminating any of the provisions of this Agreement; provided that either (a) such amendment will not, as evidenced by an Officer’s Certificate of the Administrator, materially and adversely affect any Noteholder, any Certificateholder [or the [Swap Counterparty][Cap Provider]] or (b) the Rating Agency Condition has been satisfied with respect to such amendment. This Agreement may also be amended from time to time by the Issuer, the Administrator, and the Indenture Trustee with the consent of the Owner Trustee and (i) the holders of Notes evidencing a majority of the Outstanding Amount of the Notes, voting as a single class; or (ii) in the case of any amendment that does not adversely affect the Indenture Trustee, the Noteholders [or the [Swap

Counterparty][Cap Provider]] (as evidenced by an Officer’s Certificate of the Servicer and an outside Opinion of Counsel indicating that such amendment will not adversely affect the Indenture Trustee or the Noteholders [or the [Swap Counterparty][Cap Provider]]), the holders of the Certificates evidencing a majority of the outstanding Certificate Balance of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of those Noteholders or Certificateholders [or the [Swap Counterparty][Cap Provider]] which are not covered by the immediately preceding sentence. [Notwithstanding the foregoing, the Issuer shall not amend this Agreement in any way that would materially and adversely affect the rights of the [Swap Counterparty][Cap Provider] without the consent of the [Swap Counterparty][Cap Provider]; provided that the [Swap Counterparty’s][Cap Provider’s] consent to any such amendment shall not be unreasonably withheld, and provided, further that the [Swap Counterparty’s][Cap Provider’s] consent will be deemed to have been given if the [Swap Counterparty][Cap Provider] does not object in writing within 10 days of receipt of a written request for such consent.]

12. SUCCESSOR AND ASSIGNS. This Agreement may not be assigned by the Administrator unless such assignment is consented to in writing by the Issuer, the Owner Trustee and the Indenture Trustee, and the conditions precedent to appointment of a successor Administrator set forth in Section 8 are satisfied. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Owner Trustee and the Indenture Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

14. NO PETITION. Notwithstanding any prior termination of this Agreement, the Administrator shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

15. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

17. SEVERABILITY OF PROVISIONS. If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the other rights of the parties hereto.

18. NOT APPLICABLE TO NMAC IN OTHER CAPACITIES. Nothing in this Agreement shall affect any obligation, right or benefit NMAC may have in any other capacity or under any Basic Document.

19. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by [Wilmington Trust, National Association], not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and [                    ], not in its individual capacity but solely in its capacity as Indenture Trustee under the Indenture and in no event shall [Wilmington Trust, National Association] in its individual capacity, [                    ], in its individual capacity, or any Certificateholder have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. Additionally, the Indenture Trustee in its capacity hereunder shall be afforded the same indemnities, protections, rights, powers and immunities set forth in the Indenture as if such indemnities, protections, rights, powers and immunities were specifically set forth herein.

20. USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements, and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.

21. [LIMITATION OF RIGHTS. All of the rights of the [Swap Counterparty][Cap Provider] in, to and under this Agreement, if any, shall terminate upon the termination of the Interest Rate [Swap][Cap] Agreement(s) in accordance with the terms thereof and the payment in full of all amounts owing to the [Swap Counterparty][Cap Provider] under such Interest Rate [Swap][Cap] Agreement(s).]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NISSAN AUTO RECEIVABLES 20[ ]-[ ] OWNER TRUST

By:	[WILMINGTON TRUST, NATIONAL ASSOCIATION], not in its individual capacity but solely as Owner Trustees

By:
Name:
Title:

[ ], not in its individual capacity but solely as Indenture Trustee

By:
Name: Title:

NISSAN MOTOR ACCEPTANCE CORPORATION, as Administrator

By:
Name: Title:

[WILMINGTON TRUST, NATIONAL ASSOCIATION], not in its individual capacity but solely as Owner Trustee

By:
Name: Title:

S-1